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Exhibit 10.26

ASSIGNMENT AND ASSUMPTION OF LEASE

        This ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made and entered into this 16th day of March, 2004 (the "Effective Date"), by and between MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation ("Assignor"), and MRS. FIELDS' FAMOUS BRANDS, LLC, a Delaware limited liability company ("Assignee").

WITNESSETH:

        WHEREAS, Assignor is the tenant under that certain Industrial Building Lease, dated December 13, 2000, as subsequently amended by that certain First Amendment to Lease Agreement, dated September 26, 2001, and further amended by that Second Amendment to Lease Agreement, dated September 16, 2003 (the "440 Lawndale Lease") wherein First Industrial, L.P., a Delaware limited partnership, as "Landlord", leased to Assignor certain improved real property known as 440/460 Lawndale Drive, Salt Lake City, Utah (the "440 Lawndale Premises").

        WHEREAS, Assignor is the tenant under that certain Industrial Building Lease, dated May 16, 2002 (the "433 Lawndale Lease") wherein Landlord leased to Assignor certain improved real property in the building commonly known as 433 Lawndale Drive, Salt Lake City, Utah (the "433 Lawndale Premises").

        WHEREAS, the 440 Lawndale Lease and the 433 Lawndale Lease are collectively referred to in this Assignment as the "Lease". The 440 Lawndale Premises and the 433 Lawndale Premises are collectively referred to as the "Leased Premises". Capitalized terms used in this Assignment and not otherwise defined in this Assignment shall have the same meanings given to such terms in the Lease;

        WHEREAS, Assignee is a subsidiary of Assignor;

        WHEREAS, Assignor now desires to assign the Lease, together with all of Assignor's right, title and interest therein, to Assignee upon the terms and conditions hereinafter more particularly set forth;

        NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and for other good and valuable considerations, the sufficiency of which is hereby expressly acknowledged, Assignor and Assignee hereby agree as follows:

          1.     Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Lease, subject to all the obligations and burdens of Assignor thereunder and all of the benefits and rights relating thereto. Assignee hereby acknowledges that as of the Effective Date, it will assume and agree to be bound by the provisions of the Lease and will undertake and assume each and every one of Assignor's obligations thereunder, all with the same force and effect as if the Assignee were the original lessee under the Lease. Assignee acknowledges that it has reviewed the Lease and fully understands the obligations set forth therein on its part to be performed as "Tenant". Assignee adopts the Lease and Assignee shall be jointly and severally liable with Assignor for such obligations. Assignee shall not commit or suffer any act or omission that will violate or constitute a default under any of the provisions of the Lease.

          2.     Assignor hereby expressly covenants and agrees that, notwithstanding the assignment of the Lease, Assignor shall continue and remain liable to Landlord under the Lease for the performance of all obligations, covenants and conditions of the Lease to be performed by Assignor thereunder through the Term of the Lease. Assignor hereby covenants and agrees that its obligations arising from the Lease, shall remain in full force and effect without regard to, and the respective obligations of the Assignor shall not be affected or impaired by (i) any bankruptcy, insolvency, reorganization or similar proceeding involving or affecting Assignee; (ii) any exercise or non-exercise by Landlord of any right, remedy, power or privilege in respect to the Lease; (iii) any invalidity or unenforceability of, or any irregularity or other defect in the Lease or this Assignment; (iv) any other circumstances whatsoever. Assignor hereby agrees that it may be joined in any action or proceeding commenced by Landlord against Assignee in connection with or based upon any obligation of "Tenant" arising under the Lease and that recovery may be had against Assignor in any such action or proceeding without any requirement that Landlord first assert, prosecute and exhaust any remedy or claim against Assignee.

          3.     Assignee hereby agrees to use and occupy the Leased Premises solely for the purposes specified in Section 4 of the Lease and otherwise in strict accordance with the Lease;

          4.     All of the other terms, covenants and conditions of the Lease not herein expressly modified are hereby confirmed and ratified and shall remain in full force and effect.

          5.     All of the terms, provisions, conditions and covenants of the Lease shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns.

        IN WITNESS WHEREOF, this Assignment has been executed and delivered by the undersigned as of the date first above written.

ASSIGNOR:
MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware corporation
By:	/s/ MICHAEL WARD
Printed Name:	Michael Ward
Title:	Sr. Vice President

ASSIGNEE:
MRS. FIELDS' FAMOUS BRANDS, LLC, a Delaware limited liability company
By:	/s/ SANDRA BUFFA
Printed Name:	Sandra Buffa
Title:	Sr. Vice President

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  Exhibit 10.26
ASSIGNMENT AND ASSUMPTION OF LEASE